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EXHIBIT 10

ASSUMPTION AGREEMENT

    This ASSUMPTION AGREEMENT (this "Agreement") dated as of February 18, 2000 is made between Crown Pacific Limited Partnership, a Delaware limited partnership (the "Company") and Bank Hapoalim B.M. (the "Assuming Bank").

RECITALS

    WHEREAS, the Company is party to (i) the Amended and Restated Credit Agreement, dated as of December 1, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Facility A Credit Agreement"), among the Company, certain Banks that are signatories thereto, Bank of Montreal and KeyBank National Association, as co-agents, Union Bank of California, N.A., as syndication agent, and Bank of America, N.A., as agent for the Banks (the "Facility A Banks"), and (ii) the Amended and Restated Facility B Credit Agreement, dated as of December 1, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Facility B Credit Agreement," and together with the Facility A Credit Agreement, the "Credit Agreements"), among the Company, the several financial institutions from time to time party thereto (the "Facility B Banks"), Bank of Montreal and KeyBank National Association, as co-agents for the Banks, Union Bank of California, N.A., as syndication agent, and Bank of America, N.A., as letter of credit issuing bank and as agent for the Banks. Any terms defined in the Credit Agreements and not defined in this Agreement are used herein as defined in the Credit Agreements;

    WHEREAS, pursuant to Section 2.17 of the Facility A Credit Agreement and Section 2.18 of the Facility B Credit Agreement, the Company has arranged for an increase in the aggregate amount of the "Aggregate Commitment" as such term is respectively defined in each of the Credit Agreements;

    WHEREAS, the Assuming Bank, on the terms and conditions set forth herein, has agreed to make (i) Loans to the Company under the Facility A Credit Agreement in an aggregate amount not to exceed $8,000,000 (the "Assuming Bank's Facility A Commitment"), and (ii) Syndicated Loans to the Company under the Facility B Credit Agreement in an aggregate amount not to exceed $2,000,000 (the "Assuming Bank's Facility B Commitment"); and

    WHEREAS, the Assuming Bank wishes to assume its Pro Rata Share (as defined below) of the rights and obligations of (i) a Facility A Bank under the Facility A Credit Agreement in respect of the Aggregate Commitment thereunder (after giving effect to increase in such Aggregate Commitment hereunder) in an amount equal to $8,000,000, together with a corresponding portion of each of the Facility A Banks' outstanding Loans, and (ii) a Facility B Bank under the Facility B Credit Agreement in respect of the Aggregate Commitment thereunder (after giving effect to increase in such Aggregate Commitment hereunder) in an amount equal to $2,000,000, together with a corresponding portion of each of the Facility B Banks' outstanding Syndicated Loans and L/C Obligations, in each case on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

    1.  Assumption.

      (a) Subject to the terms and conditions of this Agreement, the Assuming Bank hereby assumes 3.448275862% (the Assuming Bank's "Pro Rata Share") of (A) the Aggregate Commitment (after giving effect to the increase in such Aggregate Commitment hereunder) and the outstanding Loans under the Facility A Credit Agreement, and (B) all related rights, benefits, obligations, liabilities and indemnities of a Bank under and in connection with the Facility A Credit Agreement and the Loan Documents.

      (b) Subject to the terms and conditions of this Agreement, (i) the Assuming Bank hereby assumes the Assuming Bank's Pro Rata Share of (A) the Aggregate Commitment (after giving effect to the increase in such Aggregate Commitment hereunder) and the Syndicated Loans and the L/C Obligations under the Facility B Credit Agreement, and (B) all related rights, benefits, obligations, liabilities and indemnities of a Bank under and in connection with the Facility B Credit Agreement and the Loan Documents.

      (c) With effect on and after the Increase Date (as defined in Section 4 of this Agreement), the Assuming Bank shall be a party to each of the Credit Agreements and benefit from all of the rights and be obligated to perform all of the obligations of a Facility A Bank or a Facility B Bank, as applicable, under the Credit Agreements, including the requirements concerning confidentiality, with respective commitments in amounts equal to the Assuming Bank's Facility A Commitment and Assuming Bank's Facility B Commitment. The Assuming Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of each of the Credit Agreements are required to be performed by it as a Facility A Bank or a Facility B Bank as applicable.

      (d) After giving effect to the assumption, on the Increase Date the Assuming Bank's Facility A Commitment will be $8,000,000 and the Assuming Bank's Facility B Commitment will be $2,000,000.

      (e) The Assuming Bank hereby agrees to perform the obligations of an "Assuming Bank" as set forth in subsection 2.17(b) of the Facility A Credit Agreement and Section 2.18(b) of the Facility B Credit Agreement.

    2.  Independent Credit Decision.  The Assuming Bank (a) acknowledges that it has received a copy of each of the Credit Agreements and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Facility A Credit Agreement and Section 7.1 of the Facility B Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Agent under either Credit Agreement or any other Facility A or Facility B Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreements.

    3.  Increase Date.  As between the Company, the Banks and Assuming Bank, the effective date for this Agreement shall be February 24, 2000 (the "Increase Date") provided that this Agreement shall be executed and delivered by the Company and the Assuming Bank, and consented to by the Agent under the Facility A and Facility B Credit Agreements.

    4.  Agent.

      (a) The Assuming Bank hereby appoints and authorizes Bank of America, N.A. to take such action as agent on its behalf and to exercise such powers under each of the Credit Agreements as are delegated to Bank of America, N.A. by the Banks pursuant to the terms of each respective Credit Agreement.

      (b) The Assuming Bank shall assume no duties or obligations held by Bank of America, N.A. in its capacity as Agent under either Credit Agreement.

    5.  Representations and Warranties.

      (a) The Company represents and warrants that (i) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreements, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; (v) the representations and warranties of the Company contained in Article V of the Facility A Credit Agreement and Article VI of the Facility B Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date), and (vi) no Default or Event of Default exists under either of the Credit Agreements.

      (b) The Assuming Bank represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreements, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assuming Bank, enforceable against the Assuming Bank in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

    6.  Further Assurances.  The Company and the Assuming Bank each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Banks or the Agent, which may be required in connection with the assumption contemplated hereby.

    7.  Miscellaneous.

      (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

      (b) All payments made hereunder shall be made without any set-off or counterclaim.

      (c) The Company and the Assuming Bank shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

      (d) The Company covenants to pay or to reimburse the Agent, upon demand, for all costs and expenses (including Attorney Costs) incurred in connection with the development, preparation, negotiation, execution and delivery of this Agreement.

      (e) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (f)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Company and the Assuming Bank each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      (g) THE COMPANY AND THE ASSUMING BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY RELATED COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

    IN WITNESS WHEREOF, the Company and the Assuming Bank have caused this Assignment and Acceptance Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                      CROWN PACIFIC LIMITED PARTNERSHIP,
                      a Delaware limited partnership

                      By: CROWN PACIFIC MANAGEMENT
                      LIMITED PARTNERSHIP, a Delaware limited
                      partnership, its general partner

                      By:

                      Title:

                      BANK HAPOALIM B.M.

                      By:

                      Title:

                      By:

                      Title:

ACKNOWLEDGED AND ASSUMPTION
CONSENTED TO:

BANK OF AMERICA, N.A., as Agent under
the Facility A Credit Agreement and the Facility B Credit Agreement

By:

Its:

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ASSUMPTION AGREEMENT
RECITALS